Exhibit 99

Quarterly Servicer's Certificate

PPL Transition Bond Company LLC
$2,420,000,000 Transition Bonds, Series 1999-1

Pursuant to Section 4 of Annex 1 the Intangible Transition Property Servicing Agreement dated as of August 10, 1999 (the "Servicing Agreement") between PPL Electric Utilities Corporation, as Servicer and PPL Transition Bond Company, LLC, as Issuer, the Servicer does hereby certify as follows:

Capitalized terms used in the Quarterly Servicer's Certificate (the "Quarterly Certificate") have their respective meanings as set forth in the Servicing Agreement. References herein to the "Indenture" are to the Indenture dated as of August 10, 1999 between PPL Transition Bond Company, LLC, as issuer and The Bank of New York as Trustee.

Billing Periods: December 2003, January 2004, February 2004
Payment Date: March 25, 2004

1.	Collections Allocable and Aggregate Amounts Available for the Current Payment Date:
	i.	Remittances for the December 2003 Collection Period	29,517,081.85
	ii.	Remittances for the January 2004 Collection Period	33,064,630.84
	iii.	Remittances for the February 2004 Collection Period	32,818,439.33
	iv.	Net Earnings on Collection Account	96,780.34
	v.	Net Earnings on Capital Subaccount	28,612.94
	vi.	Net Earnings on Overcollateralization Subaccount	12,559.43
	vii.	Net Earnings on Reserve Subaccount	20,769.28
	viii.	General Subaccount Balance	95,558,874.01

	ix.	Reserve Subaccount Balance	11,353,762.11
	x.	Overcollateralization Subaccount Balance	5,559,459.16
	xi.	Capital Subaccount Balance (less $100K)	12,000,000.00
	xii.	Collection Account Balance	124,472,095.28

2.	Outstanding Principal Balance and Collection Account Balance as of Prior Payment Date:
	i.	Class A-1 Principal Balance	0.00
	ii.	Class A-2 Principal Balance	0.00
	iii.	Class A-3 Principal Balance	0.00
	iv.	Class A-4 Principal Balance	0.00
	v.	Class A-5 Principal Balance	290,339,977.00
	vi.	Class A-6 Principal Balance	223,000,000.00
	vii.	Class A-7 Principal Balance	455,000,000.00
	viii.	Class A-8 Principal Balance	454,000,000.00
	ix.	Transition Bond Principal Balance	1,422,339,977.00

	x.	Reserve Subaccount Balance	11,353,762.11
	xi.	Overcollateralization Subaccount Balance	5,559,459.16
	xii.	Capital Subaccount Balance	12,000,000.00

3.	Required Funding/Payments as of Current Payment Date:
	i.	Projected Class A-1 Bond Balance	0.00
	ii.	Projected Class A-2 Bond Balance	0.00
	iii.	Projected Class A-3 Bond Balance	0.00
	iv.	Projected Class A-4 Bond Balance	0.00
	v.	Projected Class A-5 Bond Balance	218,538,788.00
	vi.	Projected Class A-6 Bond Balance	223,000,000.00
	vii.	Projected Class A-7 Bond Balance	455,000,000.00
	viii.	Projected Class A-8 Bond Balance	454,000,000.00
	ix.	Projected Transition Bond Balance		1,350,538,788.00

	x.	Required Class A-1 Coupon (6.08% per annum rate)		0.00
	xi.	Required Class A-2 Coupon (6.41% per annum rate)		0.00
	xii.	Required Class A-3 Coupon (6.60% per annum rate)		0.00
	xiii.	Required Class A-4 Coupon (6.72% per annum rate)		0.00
	xiv.	Required Class A-5 Coupon (6.83% per annum rate)		4,957,555.11
	xv.	Required Class A-6 Coupon (6.96% per annum rate)		3,880,200.00
	xvi.	Required Class A-7 Coupon (7.05% per annum rate)		8,019,375.00
	xvii.	Required Class A-8 Coupon (7.15% per annum rate)		8,115,250.00
	xviii.	Required Overcollateralization Funding		327,027.00
	xix.	Required Capital Subaccount Funding		0.00

4.	Allocation of Remittances as of Current Payment Date Pursuant to Section 8.02(d) of the Indenture:
*	i.	Bond Trustee Fees and Expenses		5,625.00
	ii.	Independent Managers Fee		0.00
**	iii.	Servicing Fee		312,500.00
**	iv.	Quarterly Administration Fee		25,000.00
**	v.	Operating Expenses (subject to $100,000 cap)		86,336.31
	vi.	Quarterly Interest		24,972,380.11
		1.	Class A-1 Bond Coupon Payment	0.00
		2.	Class A-2 Bond Coupon Payment	0.00
		3.	Class A-3 Bond Coupon Payment	0.00
		4.	Class A-4 Bond Coupon Payment	0.00
		5.	Class A-5 Bond Coupon Payment	4,957,555.11
		6.	Class A-6 Bond Coupon Payment	3,880,200.00
		7.	Class A-7 Bond Coupon Payment	8,019,375.00
		8.	Class A-8 Bond Coupon Payment	8,115,250.00
	vii.	Principal Due and Payable		0.00
	viii.	Scheduled Quarterly Principal		71,801,189.00
		1.	Class A-1 Bond Principal Payment	0.00
		2.	Class A-2 Bond Principal Payment	0.00
		3.	Class A-3 Bond Principal Payment	0.00
		4.	Class A-4 Bond Principal Payment	0.00
		5.	Class A-5 Bond Principal Payment	71,801,189.00
		6.	Class A-6 Bond Principal Payment	0.00
		7.	Class A-7 Bond Principal Payment	0.00
		8.	Class A-8 Bond Principal Payment	0.00
**	ix.	Operating Expenses (in excess of $100,000)		0.00
	x.	Funding of Capital Subaccount (to required level)		0.00
	xi.	Funding of Overcollateralization Subaccount (to required level)		314,467.57
***	xii.	Net Earnings on Capital Subaccount Released to Issuer		28,612.94
	xiii.	Withdrawal from Reserve Subaccount		(2,020,565.63)
	xiv.	Released to Issuer upon Series Retirement: Collection Account		0.00

5.	Outstanding Principal Balance and Collection Account Balance as of Current Payment Date:
	(after giving effect to payments to be made on such payment date):
	i.	Class A-1 Principal Balance		0.00
	ii.	Class A-2 Principal Balance		0.00
	iii.	Class A-3 Principal Balance		0.00
	iv.	Class A-4 Principal Balance		0.00
	v.	Class A-5 Principal Balance		218,538,788.00
	vi.	Class A-6 Principal Balance		223,000,000.00
	vii.	Class A-7 Principal Balance		455,000,000.00
	viii.	Class A-8 Principal Balance		454,000,000.00
	ix.	Transition Bond Principal Balance		1,350,538,788.00

	x.	Reserve Subaccount Balance		9,353,965.76
	xi.	Overcollateralization Subaccount Balance		5,886,486.16
	xii.	Capital Subaccount Balance (less $100K)		12,000,000.00

6.	Subaccount Draws as of Current Payment Date (if applicable, pursuant to Section 8.02(d) of the Indenture):
	i.	Reserve Subaccount		(2,020,565.63)
	ii.	Overcollateralization Subaccount		0.00
	iii.	Capital Subaccount		0.00
	iv.	Total Draws		(2,020,565.63)

7.	Shortfalls In Interest and Principal Payments as of Current Payment Date:
	i.	Quarterly Interest		0.00
		1.	Class A-1 Bond Coupon Payment	0.00
		2.	Class A-2 Bond Coupon Payment	0.00
		3.	Class A-3 Bond Coupon Payment	0.00
		4.	Class A-4 Bond Coupon Payment	0.00
		5.	Class A-5 Bond Coupon Payment	0.00
		6.	Class A-6 Bond Coupon Payment	0.00
		7.	Class A-7 Bond Coupon Payment	0.00
		8.	Class A-8 Bond Coupon Payment	0.00
	ii.	Quarterly Principal		0.00
		1.	Class A-1 Bond Principal Payment	0.00
		2.	Class A-2 Bond Principal Payment	0.00
		3.	Class A-3 Bond Principal Payment	0.00
		4.	Class A-4 Bond Principal Payment	0.00
		5.	Class A-5 Bond Principal Payment	0.00
		6.	Class A-6 Bond Principal Payment	0.00
		7.	Class A-7 Bond Principal Payment	0.00
		8.	Class A-8 Bond Principal Payment	0.00

8.	Shortfalls in Required Subaccount Levels as of Current Payment Date:
	i.	Overcollateralization Subaccount		0.00
	ii.	Capital Subaccount		0.00

IN WITNESS HEREOF, the undersigned has duly executed and delivered this Quarterly Servicer's Certificate this 23rd day of March, 2004.

PPL Electric Utilities Corporation, as Servicer

by: /s/ James E. Abel
	James E. Abel
	Treasurer

Note: Quarterly allocation of items in 4:
*	Bank of New York
**	PPL Electric Utilities Corporation
***	PPL Transition Bond Company, LLC